PROMISSORY NOTE

Name of Borrower	Infitech Ventures Inc.
20 Lyall Avenue
Toronto Ontario, Canada M4E 1V9

Name of Lender	Paul G. Daly
20 Lyall Avenue
Toronto Ontario, Canada M4E 1V9

1.

For value reviewed, Borrower agrees to pay the Lender, the amount of [$CDN/$US] _____________ without interest on a date to be determined. Payment will be sent to the Lender at 20 Lyall Avenue, Toronto Ontario Canada M4E 1V9. Payment can be made in cash or common stock with any repayment subject to the requirements imposed by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

Dated at the City of _______this _____day of ___________, ______

Signature of Borrower or authorized signatory of Corporation ____________________

Name of authorized signatory of Corporation	PAUL G. DALY

Name of Corporation	INFITECH VENTURES INC.